Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS RECORD FOURTH QUARTER

EARNINGS AND STRONG ORGANIC GROWTH

Dallas, TX — February 3, 2015 — Veritex Holdings, Inc. (NASDAQ: VBTX), the holding company for Veritex Community Bank, announced the results today for the quarter and year ended December 31, 2014.  The Company reported net income of $1.7 million, or $0.18 diluted earnings per common share, for the quarter ended December 31, 2014 compared to net income of $996,000, or $0.17 diluted earnings per common share, an increase of $694,000 or 69.7%, for the same period in 2013. The Company also reported net income for the year ended December 31, 2014 of $5.2 million, or $0.72 diluted earnings per common share, compared to net income of $3.4 million, an increase of $1.8 million or 52.9%, for the year ended December 31, 2013.

Full Year 2014 Highlights

•            Full year 2014 diluted earnings per common share increased 26.3% to $0.72 compared to the full year 2013.

•            Average loan balances increased at an annual rate of 25.9% as the bank continues to produce strong organic loan growth.

•            Average noninterest deposits increased $42.5 million or 22.5% as the bank continues to successfully generate new and expand full banking relationships with its existing customers.

•            Minimal direct exposure to the energy sector as loans secured by oil and gas assets were $6.2 million at December 31, 2014, or 1.0% of total loans, all of such loans are well collateralized with strong guarantor support.

2014 Fourth Quarter Highlights

•            Completed initial public offering of 3.1 million shares, raising approximately $40.0 million, in October 2014.

•            Diluted earnings per common share increased slightly to $0.18 compared to the fourth quarter 2013 despite an additional 3.6 million common shares outstanding in the fourth quarter of 2014.

•            Net income increased $694,000 or 69.7% to $1.7 million compared to the fourth quarter 2013.

•            Total loans increased $108.0 million or 21.8% to $603.3 million compared to December 31, 2013.

•            Noninterest deposits increased $32.1 million or 14.7% to $251.1 million compared to December 31, 2013.

•            Continued strong asset quality as reflected by nonperforming assets to total assets of 0.07%, net charge-offs to average loans outstanding of 0.04% and other real estate owned of $105,000 as of and for the quarter ending December 31, 2014.

•            Total deposits increased $64.8 million or 11.3% to $638.7 million compared to December 31, 2013.

“The fourth quarter was another record quarter for Veritex driven by strong loan fundings and continued execution of our organic growth plan,” said C. Malcolm Holland, Chairman and CEO of Veritex Holdings, Inc.  He added, “Our IPO capital continues to provide us with the necessary capital to achieve our plans.  We continue to feel there are many opportunities for Veritex to accomplish organic and acquisition strategies.”

Results of operations for the three months ended December 31, 2014

For the three months ended December 31, 2014, net income and net income available to common stockholders was $1.7 million, compared to net income of $996,000 and net income available to common stockholders of $976,000 for the three months ended December 31, 2013.   For the three months ended September 30, 2014, net income was $1.4 million and net income available to common stockholders was $1.3 million.  Diluted earnings per common share was $0.18 for the three months ended December 31, 2014, compared to $0.21 and $0.17 for the three months ended September 30, 2014 and December 31, 2013, respectively.  Diluted earnings per common share declined $0.03 from September 30, 2014 and increased $0.01 from December 31, 2013 as a result of an additional 3.6 million common shares outstanding representing a 62.5% increase in outstanding shares resulting from the initial public offering in October 2014 and a $5.0 million common equity capital raise in January 2014.

Return on average assets (“ROA”) and return on average common equity (“ROE”) for the three months ended December 31, 2014 were 0.86% and 6.21%, respectively, compared to 0.63% and 5.97% for the same period in 2013 and 0.74% and 7.16% for the three months ended September 30, 2014.  The increase in ROA was the result of continued growth in net income from new customers, expansion of existing customer relationships and gains in efficiencies from our operating platform.  The decrease in ROE is the result of a $47.1 million or 71.1% increase in stockholders equity related primarily to new capital raise and increased retained earnings.  The efficiency ratio, defined as noninterest expense divided by the sum of net interest income and noninterest income, was 62.49% for the three months ended December 31, 2014 compared to 65.87% and 67.93% for the three months ended September 30, 2014 and December 31, 2013, respectively.

Net interest income before provision for loan losses for the three months ended December 31, 2014 was $6.8 million compared to $5.7 million for the same period in 2013 and $6.7 million for the three months ended September 30, 2014.  The net interest margin for the three months ended December 31, 2014 decreased to 3.74% compared to 3.89% for the same period in 2013 and 3.95% for the three months ended September 30, 2014. The decrease was primarily due to a decline in loan yields as overall market yields for new loan originations and renewals were below the average yield of amortizing or paid-off loans. Additional cash primarily related to the IPO capital raise resulted in an unfavorable change to the earning asset mix and contributed to the decline in net interest margin. The average yield of interest-bearing liabilities increased to 0.73% during the three months ended December 31 from 0.70% for the same period in 2013 and 0.71% for the three months ended September 30, 2014.  The increase over prior year was attributable to increased borrowing expense resulting from the private offering of $5.0 million in aggregate principal amount of subordinated promissory notes in December 2013 and growth in interest expense related to interest-bearing deposits.  Interest expense increased to $775,000 for the three months ended December 31, 2014 compared to $642,000 for the same period in 2013, an increase of $133,000 or 20.7%.  Interest expense increased $43,000 or 5.9% compared to the three months ended September 30, 2014 primarily as a result of growth in retail money market accounts.  The net interest margin benefited from growth in non-interest deposits as average noninterest-bearing deposits grew to $246.9 million at December 31, 2014, a $51.6 million or 26.4% increase over the same period in 2013 and a $4.1 million or 1.7% increase over the three months ended September 30, 2014.

Noninterest income for the three months ended December 31, 2014 was $656,000, an increase of $91,000 or 16.1% compared to the same period in 2013.  A rise in mortgage production and corresponding gains on loans held for sale and growth in service charge income were the primary drivers of this increase.  Compared to the three months ended September 30, 2014, noninterest income grew $26,000, primarily as a result of bi-annual dividends received on Federal Reserve Bank stock and growth in deposit service charges, partially offset by seasonal decline in mortgage sales for the quarter.

Noninterest expense increased $470,000, or 11.2%, to $4.7 million for the three months ended December 31, 2014, compared to $4.2 million for the same period in 2013. The increase was primarily due to an increase in employee and director compensation, partially offset by deferred employee expense related to the volume of loan originations.  In addition, an increase in professional service fees and other public company-related costs contributed to the growth of noninterest expense compared to same period in 2013.  Compared to the three months ended September 30, 2014 noninterest expense decreased $151,000 or 3.1%. Growth in compensation expense and other public company-related costs were offset by deferred employee expense related to the volume of loan originations.

Financial Condition

Loans (excluding held for sale and deferred loan fees) at December 31, 2014 were $603.3 million, an increase of $108.0 million or 21.8%, compared to  $495.3 million at December 31, 2013 and an increase of $22.0 million, or 3.8% compared to $581.3 million at  September 30, 2014, primarily due to strong organic growth and successful execution of our relationship banking strategy.

Deposits at December 31, 2014 were $638.7 million, an increase of $64.8 million, or 11.3%, compared to December 31, 2013 due to growth in our noninterest bearing deposits and retail money market accounts.  Deposits decreased $5.8 million or 0.9% from September 30, 2014 due to a reduction in wholesale brokered deposits.

Advances from the Federal Home Loan Bank increased to $40.0 million at December 31, 2014 compared to $15.0 million at December 31, 2013 and September 30, 2014.  The increase in advances is due to a 21-day advance offered at an interest rate of 0.10% by the FHLB which the bank took advantage of and as a result was able to reduce higher yielding wholesale brokered deposits.

Asset Quality

Nonperforming assets totaled $541,000 or 0.07% of total assets at December 31, 2014, compared to $2.9 million or 0.44% of total assets at December 31, 2013, and $1.9 million or 0.25% of total assets at September 30, 2014.  The allowance for loan losses was 0.99% of total loans at December 31, 2014, compared to 1.01% of total loans at December 31, 2013 and 1.01% of total loans at September 30, 2014.

Other real estate owned totaled $105,000 at December 31, 2014 a reduction of $1.7 million compared to $1.8 million at December 31, 2013 and $1.4 million at September 30, 2014 due to the sale of two properties in the fourth quarter of 2014.  Nonaccrual loans were $436,000 at December 31, 2014 compared to $1.1 million at December 31, 2013 and $445,000 at September 30, 2014.

The provision for loan losses for the three months ended December 31, 2014 was $326,000 compared to $420,000 and $500,000 for the three months ended September 30, 2014 and the three months ended December 31, 2013, respectively.   The decrease in the provision was a result of continued improvement in credit quality.

Non-GAAP Financial Measures

The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, the Company reviews tangible book value per common share and the tangible common equity to tangible assets ratio. The Company has included in this release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the notes to the “Selected Financial Data” table  and the table in the table captioned “Reconciliation GAAP —NON-GAAP (Unaudited)” at the end of this release for a reconciliation of these non-GAAP financial measures.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

For more information, visit www.veritexbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiaries. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: successfully implement its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continue to sustain internal growth rate; provide competitive products and services that appeal to its customers and target market; continue to have access to debt and equity capital markets; and achieve our performance goals. These and various other factors are discussed in the Company’s Final Prospectus filed pursuant to Rule 424(b)(4) and other reports and statements the Company has filed with the SEC. Copies of the SEC filings for the Company are available for download free of charge from www.veritexbank.com under the Investor Relations tab.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Consolidated Financial Highlights (Unaudited)

(In thousands)

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Selected Financial Data:
Net income	$1,690	$1,359	$1,198	$958	$996
Net income available to common stockholders	1,670	1,339	1,178	938	976
Total assets	802,286	745,344	710,382	670,351	664,971
Total loans(1)	603,310	581,338	540,990	500,091	495,270
Allowance for loan losses	5,981	5,880	5,516	5,215	5,018
Noninterest-bearing deposits	251,124	242,688	236,198	216,431	218,990
Total deposits	638,743	644,543	611,174	572,684	573,938
Total stockholders’ equity	113,312	75,603	74,244	72,706	66,239
Summary Performance Ratios:
Return on average assets(2)	0.86%	0.74%	0.71%	0.59%	0.63%
Return on average equity(2)	6.21	7.16	6.49	5.41	5.97
Net interest margin(3)	3.74	3.95	3.92	3.79	3.90
Efficiency ratio(4)	62.49	65.87	65.98	72.47	67.93
Noninterest expense to average assets(2)	2.38	2.63	2.70	2.77	2.65
Summary Credit Quality Data:
Nonaccrual loans	$436	$445	$107	$156	$1,117
Accruing loans 90 or more days past due	0	3	390	6	9
Other real estate owned	105	1,434	2,494	2,766	1,797
Nonperforming assets to total assets	0.07%	0.25%	0.42%	0.44%	0.44%
Nonperforming loans to total loans	0.07	0.08	0.09	0.03	0.23
Allowance for loan losses to total loans	0.99	1.01	1.02	1.04	1.01
Net charge-offs to average loans outstanding	0.04	0.01	0.02	0.01	0.00
Capital Ratios:
Total stockholders’ equity to total assets	14.11%	10.14%	10.45%	10.85%	9.96%
Tangible common equity to tangible assets(5)	10.86	6.50	6.62	6.78	5.82
Tier 1 capital to average assets(4)	12.66	8.28	8.66	8.64	8.06
Tier 1 capital to risk-weighted assets	15.45	10.04	10.44	10.97	9.75
Total capital to risk-weighted assets	17.21	11.90	12.35	12.98	11.74

(1)                                 Total loans does not include loans held for sale and deferred fees.  Loans held for sale were $8.9 million as of December 31, 2014, $3.5 million as of September 30, 2014, $6.3 million as of June 30, 2014, $2.5  million as of March 31, 2014, and $2.1 million as of December 31, 2013.  Deferred fees were $51,000 as of December 31, 2014, $60,000 as of September 30, 2014, $71,000 as of June 30, 2014, $81,000 as of March 31, 2014, and $94,000 as of December 31, 2013.

(2)                                 Except as otherwise indicated in this footnote, we calculate our average assets and average equity for a period by dividing the sum of our total assets or total stockholders’ equity, as the case may be, as of the close of business on each day in the relevant period, by the number of days in the period. We have calculated our return on average assets and return on average equity for a period by dividing net income for that period by our average assets and average equity, as the case may be, for that period.

(3)                                 Net interest margin represents net interest income, annualized on a fully tax equivalent basis, divided by average interest-earning assets.

(4)                                 Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)                                 We calculate tangible common equity as total stockholders’ equity less preferred stock, goodwill, core deposit intangibles and other intangible assets, net of accumulated amortization, and we calculate tangible assets as total assets less goodwill and core deposit intangibles and other intangible assets, net of accumulated amortization. Tangible common equity to tangible assets is a non-GAAP financial measure, and, as we calculate tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total stockholders’ equity to total assets. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the table captioned “Reconciliation GAAP —NON-GAAP (Unaudited).”

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Assets
Cash and due from banks	$9,223	$9,441	$10,038	$10,097	$8,484
Interest bearing deposits in other banks	84,028	58,292	56,512	62,058	68,162
Total cash and cash equivalents	93,251	67,733	66,550	72,155	76,646
Investment securities	45,127	47,497	50,547	51,215	45,604
Loans held for sale	8,858	3,488	6,342	2,520	2,051
Loans, net	597,278	575,398	535,403	494,794	490,158
Accrued interest receivable	1,542	1,351	1,359	1,252	1,351
Bank-owned life insurance	17,822	10,731	10,647	10,564	10,475
Bank premises, furniture and equipment, net	11,150	11,235	11,303	9,814	9,952
Non-marketable equity securities	4,139	3,115	2,959	2,715	2,714
Investment in subsidiary	93	93	93	93	93
Other real estate owned	105	1,434	2,494	2,766	1,797
Intangible assets	1,261	1,337	1,413	1,490	1,567
Goodwill	19,148	19,148	19,148	19,148	19,148
Other assets	2,512	2,784	2,124	1,825	3,415
Total assets	$802,286	$745,344	$710,382	$670,351	$664,971
Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$251,124	$242,688	$236,198	$216,431	$218,990
Interest-bearing	387,619	401,855	374,976	356,253	354,948
Total deposits	638,743	644,543	611,174	572,684	573,938
Accounts payable and accrued expenses	1,582	1,327	1,195	1,352	1,214
Accrued interest payable and other liabilities	575	798	696	537	508
Advances from Federal Home Loan Bank	40,000	15,000	15,000	15,000	15,000
Other borrowings	8,074	8,073	8,073	8,072	8,072
Total liabilities	688,974	669,741	636,138	597,645	598,732
Commitments and contingencies
Stockholders’ equity:
Preferred stock	8,000	8,000	8,000	8,000	8,000
Common stock	95	64	64	64	58
Additional paid-in capital	97,469	61,513	61,419	61,356	55,303
Retained earnings	8,047	6,378	5,038	3,860	2,922
Accumulated other comprehensive income	172	119	194	(4)	26
Unallocated Employee Stock Ownership Plan shares; 36,935 shares at December 31, 2014, September 30, 2014, June 30, 3014 and 46,082 shares as of March 31, 2014	(401)	(401)	(401)	(500)	—
Less: Treasury stock, 10,000 shares at cost	(70)	(70)	(70)	(70)	(70)
Total stockholders’ equity	113,312	75,603	74,244	72,706	66,239
Total liabilities and stockholders’ equity	$802,286	$745,344	$710,382	$670,351	$664,971

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Interest income:
Interest and fees on loans	$7,335	$7,183	$6,566	$6,152	$6,073
Interest on investment securities	209	207	206	216	183
Interest on deposits in other banks	63	43	40	36	35
Interest on other	—	1	1	1	1
Total interest income	7,607	7,434	6,813	6,405	6,292
Interest expense:
Interest on deposit accounts	652	609	570	587	591
Interest on borrowings	123	123	123	132	51
Total interest expense	775	732	693	719	642
Net interest income	6,832	6,702	6,120	5,686	5,650
Provision for loan losses	326	420	425	252	500
Net interest income after provision for loan losses	6,506	6,282	5,695	5,434	5,150
Noninterest income:
Service charges on deposit accounts	223	213	190	206	189
Gain on sales of investment securities	—	—	—	34	—
Gain on sales of loans held for sale	155	241	168	77	102
Gain on sales of other real estate owned	6	(33)	24	13	(21)
Bank-owned life insurance	111	105	103	108	110
Other	161	104	155	132	185
Total noninterest income	656	630	640	570	565
Noninterest expense:
Salaries and employee benefits	2,444	2,755	2,196	2,642	2,408
Occupancy of bank premises	445	497	474	446	430
Depreciation and amortization	334	338	334	333	332
Data processing	242	213	210	216	188
FDIC assessment fees	105	99	109	108	93
Legal fees	16	50	26	34	23
Other professional fees	279	222	411	132	182
Advertising and promotions	52	41	37	55	30
Utilities and telephone	73	72	72	69	73
Other real estate owned expenses and write-downs	24	53	108	26	39
Other	665	490	483	473	411
Total noninterest expense	4,679	4,830	4,460	4,534	4,209
Net income from operations	2,483	2,082	1,875	1,470	1,506
Income tax expense	793	723	677	512	510
Net income	$1,690	$1,359	$1,198	$958	$996
Preferred stock dividends	20	20	20	20	20
Net income available to common stockholders	$1,670	$1,339	$1,178	$938	$976
Basic earnings per share	$0.18	$0.21	$0.19	$0.15	$0.17
Diluted earnings per share	$0.18	$0.21	$0.18	$0.15	$0.17

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share amounts)

	Years Ended December 31,
	2014	2013
Interest income:
Interest and fees on loans	$27,236	$22,755
Interest on investment securities	839	613
Interest on deposits in other banks	182	132
Interest on other	2	2
Total interest income	28,259	23,502
Interest expense:
Interest on deposit accounts	2,421	2,207
Interest on borrowings	498	254
Total interest expense	2,919	2,461
Net interest income	25,340	21,041
Provision for loan losses	1,423	1,883
Net interest income after provision for loan losses	23,917	19,158
Noninterest income:
Service charges on deposit accounts	833	726
Gain on sales of investment securities	34	—
Gain on sales of loans held for sale	641	632
Gain on sales of other real estate owned	10	20
Bank-owned life insurance	427	385
Other	551	628
Total noninterest income	2,496	2,391
Noninterest expense:
Salaries and employee benefits	10,037	9,084
Occupancy of bank premises	1,863	1,694
Depreciation and amortization	1,339	1,266
Data processing	881	729
FDIC assessment fees	421	378
Legal fees	125	80
Other professional fees	1,044	574
Advertising and promotions	186	142
Utilities and telephone	286	295
Other real estate owned expenses and write-downs	210	399
Other	2,111	1,723
Total noninterest expense	18,503	16,364
Net income from operations	7,910	5,185
Income tax expense	2,705	1,777
Net income	$5,205	$3,408
Preferred stock dividends	$80	$60
Net income available to common stockholders	$5,125	$3,348
Basic earnings per share	$0.73	$0.58
Diluted earnings per share	$0.72	$0.57

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Reconciliation GAAP — NON GAAP (Unaudited)

(In thousands)

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets:

Tangible Book Value Per Common Share

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Tangible Common Equity
Total stockholders’ equity	$113,312	$75,603	$74,244	$72,706	$66,239
Adjustments:
Preferred stock	(8,000)	(8,000)	(8,000)	(8,000)	(8,000)
Goodwill	(19,148)	(19,148)	(19,148)	(19,148)	(19,148)
Intangible assets	(1,261)	(1,337)	(1,413)	(1,490)	(1,567)
Total tangible common equity	$84,903	$47,118	$45,683	$44,068	$37,524
Tangible Assets
Total assets	$802,286	$745,344	$710,382	$670,351	$664,971
Adjustments:
Goodwill	(19,148)	(19,148)	(19,148)	(19,148)	(19,148)
Intangible assets	(1,261)	(1,337)	(1,413)	(1,490)	(1,567)
Total tangible assets	$781,877	$724,859	$689,821	$649,713	$644,256
Tangible Common Equity to Tangible Assets	10.86%	6.50%	6.62%	6.78%	5.82%
Common shares outstanding	9,471	6,359	6,359	6,359	5,805

Book value per common share (1)	$11.12	$10.63	$10.42	$10.18	$10.03
Tangible book value per common share (2)	8.96	7.41	7.18	6.93	6.46

(1)                                 We calculate book value per common share as stockholders’ equity less preferred stock at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of the relevant period.

(2)                                 We calculate tangible book value per common share as total stockholders’ equity less preferred stock, goodwill, and intangible assets, net of accumulated amortization at the end of the relevant period, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is total stockholders’ equity per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the table captioned “Reconciliation GAAP —NON-GAAP (Unaudited).”

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands)

	For the Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Total loans(1)	$599,813	$7,335	4.85%	$565,465	$7,183	5.04%	$475,492	$6,073	5.07%
Investment securities	46,750	209	1.77	49,148	207	1.67	41,763	183	1.74
Investment in subsidiary	93	0	0.00	93	1	4.27	93	1	4.27
Interest-bearing deposits in other banks	78,611	63	0.32	58,027	43	0.29	59,260	35	0.23
Total interest-earning assets	725,267	7,607	4.16	672,733	7,434	4.38	576,608	6,292	4.33
Allowance for loan losses	(5,906)			(5,665)			(4,686)
Noninterest-earning assets	60,649			60,668			57,144
Total assets	$780,010			$727,736			$629,066
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$396,438	$652	0.65%	$384,671	$609	0.63%	$347,568	$591	0.67%
Advances from FHLB	18,533	30	0.64	15,000	30	0.79	15,000	34	0.90
Other borrowings	8,073	93	4.57	8,073	93	4.57	3,548	17	1.90
Total interest-bearing liabilities	423,044	775	0.73	407,744	732	0.71	366,116	642	0.70
Noninterest-bearing liabilities:
Noninterest-bearing deposits	246,868			242,728			195,246
Other liabilities	2,171			1,965			1,620
Total noninterest-bearing liabilities	249,039			244,693			196,866
Stockholders’ equity	107,927			75,299			66,084
Total liabilities and stockholders’ equity	$780,010			$727,736			$629,066
Net interest rate spread(2)			3.43%			3.67%			3.63%
Net interest income		$6,832			$6,702			$5,650
Net interest margin(3)			3.74%			3.95%			3.89%

(1)	Includes average outstanding balances of loans held for sale of $5,173, $3,367 and $1,912 for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

(2)	Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands)

	Years Ended December 31,
	2014			2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands) (Unaudited)
Assets
Interest-earning assets:
Total loans(1)	$546,041	$27,236	4.99%	$433,612	$22,755	5.25%
Investment securities	49,058	839	1.71	37,066	613	1.65
Investment in subsidiary	93	2	2.15	93	2	2.15
Interest-bearing deposits in other banks	63,176	182	0.29	60,931	132	0.22
Total interest-earning assets	658,368	28,259	4.29	531,702	23,502	4.42
Allowance for loan losses	(5,498)			(4,047)
Noninterest-earning assets	60,168			56,411
Total assets	$713,038			$584,066
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$374,074	$2,421	0.65%	$311,162	$2,207	0.71%
Advances from FHLB	15,890	118	0.74	14,932	190	1.27
Other borrowings	8,073	380	4.71	3,207	64	2.00
Total interest-bearing liabilities	398,037	2,919	0.73	329,301	2,461	0.75
Noninterest-bearing liabilities:
Noninterest-bearing deposits	230,875			188,405
Other liabilities	1,783			1,714
Total noninterest-bearing liabilities	232,658			190,119
Stockholders’ equity	82,343			64,646
Total liabilities and stockholders’ equity	$713,038			$584,066
Net interest rate spread(2)			3.56%			3.67%
Net interest income		$25,340			$21,041
Net interest margin(3)			3.85%			3.96%

(1)	Includes average outstanding balances of loans held for sale of $3,569, and $2,185 for the twelve months ended December 31, 2014, and December 31, 2013, respectively.

(2)	Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.

Source: Veritex Holdings, Inc.